UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 9, 2006

Date of Report (date of earliest event reported)

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32541	77-0452938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

651 River Oaks Parkway

San Jose, California 95134

(Address of principal executive offices)

(408) 719-1393

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2006, HemoSense, Inc., a Delaware corporation (“HemoSense”), entered into a Manufacturing Services Agreement (the “Flextronics Agreement”) with Flextronics International USA, Inc. (“Flextronics”). Pursuant to the terms of the Flextronics Agreement, Flextronics will manufacture the meters used in connection with the INRatio PT/INR Monitoring System product line which are now supplied by Plexus Services Corp (“Plexus”).

Item 1.02. Termination of a Material Definitive Agreement.

On June 9, 2006, the Company provided 180 days written notice to Plexus that it intends to terminate the Professional Service Agreement (the “Plexus Agreement”) dated October 29, 2003, by and between the Company and Plexus. The Plexus Agreement provides for the manufacture of the meters used in connection with the INRatio PT/INR Monitoring System which will later be supplied by Flextronics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMOSENSE, INC.

Date: June 15, 2006	By:	/s/ James D. Merselis
President and Chief Executive Officer